CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-219561 and 333-223163 on Form S-8 of our reports dated February 14, 2019, relating to the financial statements of Redfin Corporation and subsidiaries, and the effectiveness of Redfin Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Redfin Corporation for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Seattle, Washington
February 14, 2019